UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 30, 2026, Sight Sciences, Inc. (the “Company”) issued a press release announcing that the U.S. District Court for the District of Delaware (the “Court”) issued an order preserving the jury’s verdict of willful infringement in the patent infringement case (the “Litigation”) filed by the Company in September 2021 against Alcon Inc., Alcon Vision, LLC, Alcon Research, LLC, and Ivantis, Inc. (collectively, “Alcon”). The Company had asserted that Alcon’s sale of the Hydrus® Microstent (“Hydrus”) infringed three Sight Sciences patents. The patents at issue were U.S. Patent Nos. 8,287,482, 9,370,443, and 11,389,328 (the “Patents”). The Court’s order, which was entered on March 27, 2026, (i) preserved the jury’s verdict that Alcon willfully infringed all of the Patents; and (ii) awarded monetary damages of $34 million, plus supplemental damages and interest, for past infringement, plus an ongoing royalty of 10% of Hydrus revenue through November 10, 2028, the date of expiration of Sight Sciences’ last Patent. A final judgment (the “Final Judgment”) is expected to be entered by the Court in the coming months after supplemental damages and pre-judgment interest have been calculated. The Final Judgment is subject to appeal by Alcon. No monetary damages will be recovered by the Company until Alcon exhausts its rights to appeal or the time for filing an appeal has passed.

In June 2025, Alcon filed petitions for ex parte reexamination (“EPR”) with the U.S. Patent and Trademark Office (“USPTO”) challenging the validity of the claims in the Patents that the Company had asserted at trial, based on prior art patents and publications. The USPTO is reexamining the validity of these claims, and any final office actions by the USPTO, if adverse to the Company, are subject to multiple layers of appeal by the Company, initially within the USPTO, and then to the Federal Circuit Court of Appeals. If an adverse, final and non-appealable judgment from one or more of the EPRs is entered by the Federal Circuit Court of Appeals before a final and non-appealable judgment from the Litigation is entered by that same appeals court in the Company’s favor, it could negatively affect the Company’s ability to collect on the Final Judgment.

Previously, Alcon filed petitions for inter partes review challenging the validity of two of the three patents that Sight Sciences presented at trial. Those petitions were denied by the USPTO in March 2023, which concluded in each case that instituting a review of the validity of the petitioned patents was unwarranted. The USPTO found that the same or substantially the same prior art and arguments previously had been presented to it during examination of the petitioned patents, and Alcon had not demonstrated that the USPTO patent examiner materially erred when considering the prior art.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated into Item 7.01 by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date:	March 30, 2026	By:	/s/ James Rodberg
Chief Financial Officer